                                                                     Exhibit 4.2

                  CONCENTRIC NETWORK CORPORATION, AS ISSUER,

                                      AND

                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                       NATIONAL ASSOCIATION, AS TRUSTEE


                                    _______

                                   INDENTURE


                         DATED AS OF DECEMBER 18, 1997

                                    _______


                                 $150,000,000


                         12 3/4% SENIOR NOTES DUE 2007

          Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of December 18, 1997


Trust Indenture                             Indenture
  Act Section  Section
 ------------ ---------
(S) 310  (a)(1)................................609
         (a)(2)................................609
         (b)...................................607, 610
(S) 311  (a)...................................613
(S) 312  (a)...................................701
         (c)...................................702
(S) 313  (a)...................................703
         (c)...................................703, 704
(S) 314  (a)...................................704
         (a)(4)................................1018
         (c)(1)................................103
         (c)(2)................................103
         (e)...................................103
(S) 315  (a)...................................601(b)
         (b)...................................602
         (c)...................................601(a)
         (d)...................................601(c), 603
         (e)...................................514
(S) 316  (a)(last sentence)....................101 ("Outstanding")
         (a)(1)(A).............................502, 512
         (a)(1)(B).............................513
         (b)...................................508
         (c)...................................105
(S) 317  (a)(1)................................503
         (a)(2)................................504
         (b)...................................1003
(S) 318  (a)...................................108

____________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                                  PAGE
                                                                                  ----
RECITALS OF THE COMPANY...........................................................   1

                                  ARTICLE ONE
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 101.  Definitions....................................................   1
     Section 102.  Other Definitions..............................................  22
     Section 103.  Compliance Certificates and Opinions...........................  23
     Section 104.  Form of Documents Delivered to Trustee.........................  23
     Section 105.  Acts of Holders................................................  24
     Section 106.  Notices, etc., to the Trustee, the Company and any Guarantor...  25
     Section 107.  Notice to Holders; Waiver......................................  26
     Section 108.  Conflict with Trust Indenture Act..............................  26
     Section 109.  Effect of Headings and Table of Contents.......................  27
     Section 110.  Successors and Assigns.........................................  27
     Section 111.  Separability Clause............................................  27
     Section 112.  Benefits of Indenture..........................................  27
     Section 113.  Governing Law..................................................  27
     Section 114.  Legal Holidays.................................................  27
     Section 115.  Independence of Covenants......................................  28
     Section 116.  Schedules and Exhibits.........................................  28
     Section 117.  Counterparts...................................................  28

                                  ARTICLE TWO
                                SECURITY FORMS

     Section 201.  Forms Generally................................................  28
     Section 202.  Form of Face of Security.......................................  29
     Section 203.  Form of Reverse of Securities..................................  41

                                 ARTICLE THREE
                                THE SECURITIES

     Section 301.  Title and Terms................................................  47
     Section 302.  Denominations..................................................  48
     Section 303.  Execution, Authentication, Delivery and Dating.................  48
     Section 304.  Temporary Securities...........................................  50
     Section 305.  Registration, Registration of Transfer and Exchange............  50
     Section 306.  Book Entry Provisions for Global Securities....................  51
     Section 307.  Special Transfer and Exchange Provisions.......................  53
     Section 308.  Mutilated, Destroyed, Lost and Stolen Securities...............  55
     Section 309.  Payment of Interest; Interest Rights Preserved.................  56
     Section 310.  CUSIP Numbers..................................................  57

                                                                                  PAGE
                                                                                  ----
     Section 311.  Persons Deemed Owners..........................................  57
     Section 312.  Cancellation...................................................  58
     Section 313.  Computation of Interest........................................  58

                             ARTICLE FOUR
                      DEFEASANCE AND COVENANT DEFEASANCE

     Section 401.  Company's Option to Effect Defeasance or Covenant Defeasance...  58
     Section 402.  Defeasance and Discharge.......................................  58
     Section 403.  Covenant Defeasance............................................  59
     Section 404.  Conditions to Defeasance or Covenant Defeasance................  59
     Section 405.  Deposited Money and U.S. Government Obligations to Be Held
                     in Trust; Other Miscellaneous Provisions.....................  61
     Section 406.  Reinstatement..................................................  62

                                  ARTICLE FIVE
                                    REMEDIES
     Section 501.  Events of Default.............................................   62
     Section 502.  Acceleration of Maturity; Rescission and Annulment............   64
     Section 503.  Collection of Indebtedness and Suits for Enforcement by
                     Trustee.....................................................   65
     Section 504.  Trustee May File Proofs of Claim..............................   66
     Section 505.  Trustee May Enforce Claims without Possession of Securities...   67
     Section 506.  Application of Money Collected................................   67
     Section 507.  Limitation on Suits...........................................   67
     Section 508.  Unconditional Right of Holders to Receive Principal, Premium
                     and Interest................................................   68
     Section 509.  Restoration of Rights and Remedies............................   68
     Section 510.  Rights and Remedies Cumulative................................   69
     Section 511.  Delay or Omission Not Waiver..................................   69
     Section 512.  Control by Holders............................................   69
     Section 513.  Waiver of Past Defaults.......................................   69
     Section 514.  Undertaking for Costs.........................................   70
     Section 515.  Waiver of Stay, Extension or Usury Laws.......................   70
     Section 516.  Remedies Subject to Applicable Law............................   70

                                  ARTICLE SIX
                                  THE TRUSTEE

     Section 601.  Duties of Trustee.............................................   71
     Section 602.  Notice of Defaults............................................   72
     Section 603.  Certain Rights of Trustee.....................................   72
     Section 604.  Trustee Not Responsible for Recitals, Dispositions of
                     Securities or Application of Proceeds Thereof...............   73
     Section 605.  Trustee and Agents May Hold Securities; Collections; etc......   74

                                                                                  PAGE
                                                                                  ----
     Section 606.  Money Held in Trust...........................................   74
     Section 607.  Compensation and Indemnification of Trustee and Its Prior
                      Claim......................................................   74
     Section 608.  Conflicting Interests.........................................   75
     Section 609.  Trustee Eligibility...........................................   75
     Section 610.  Resignation and Removal; Appointment of Successor Trustee.....   75
     Section 611.  Acceptance of Appointment by Successor........................   77
     Section 612.  Merger, Conversion, Consolidation or Succession to Business...   77
     Section 613.  Preferential Collection of Claims Against Company.............   78

                                 ARTICLE SEVEN
               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 701.  Company to Furnish Trustee Names and Addresses of Holders.....   78
     Section 702.  Disclosure of Names and Addresses of Holders..................   78
     Section 703.  Reports by Trustee............................................   79
     Section 704.  Reports by Company............................................   79

                                 ARTICLE EIGHT
                     CONSOLIDATION, MERGER, SALE OF ASSETS

     Section 801.  Company and Guarantors May Consolidate, etc., Only on Certain
                      Terms......................................................   80
     Section 802.  Successor Substituted.........................................   81

                                 ARTICLE NINE
                            SUPPLEMENTAL INDENTURES

     Section 901.  Supplemental Indentures and Agreements without Consent of
                      Holders....................................................   81
     Section 902.  Supplemental Indentures and Agreements
                      with Consent of Holders....................................   82
     Section 903.  Execution of Supplemental Indentures
                      and Agreements.............................................   84
     Section 904.  Effect of Supplemental Indentures.............................   84
     Section 905.  Conformity with Trust Indenture Act...........................   84
     Section 906.  Reference in Securities to Supplemental
                      Indentures.................................................   84
     Section 907.  Notice of Supplemental Indentures.............................   84

                                  ARTICLE TEN
                                   COVENANTS

     Section 1001.  Payment of Principal, Premium and Interest...................   85
     Section 1002.  Maintenance of Office or Agency..............................   85
     Section 1003.  Money for Security Payments to Be Held in Trust..............   85

                                                                                  PAGE
                                                                                  ----
     Section 1004.  Corporate Existence..........................................   87
     Section 1005.  Payment of Taxes and Other Claims............................   87
     Section 1006.  Maintenance of Properties....................................   87
     Section 1007.  Maintenance of Insurance.....................................   88
     Section 1008.  Limitation on Indebtedness...................................   88
     Section 1009.  Limitation on Restricted Payments............................   90
     Section 1010.  Limitation on Transactions with Affiliates...................   93
     Section 1011.  Limitation on Liens..........................................   94
     Section 1012.  Limitation on Sale of Assets.................................   94
     Section 1013.  Limitation on Issuances of Guarantees of Indebtedness........   95
     Section 1014.  Purchase of Securities upon a Change of Control..............   96
     Section 1015.  Limitation on Sale and Leaseback Transactions................   99
     Section 1016.  Limitation on Subsidiary Capital Stock.......................   99
     Section 1017.  Limitation on Dividends and Other Payment Restrictions
                       Affecting Subsidiaries....................................  100
     Section 1018.  Limitations on Unrestricted Subsidiaries.....................  100
     Section 1019.  Provision of Financial Statements............................  100
     Section 1020.  Statement by Officers as to Default..........................  101
     Section 1021.  Waiver of Certain Covenants..................................  101
     Section 1022.  Limitation on Business.......................................  102
     Section 1023.  Deposit of Funds with Escrow Agent...........................  102

                                ARTICLE ELEVEN
                           REDEMPTION OF SECURITIES

     Section 1101.  Rights of Redemption.........................................  102
     Section 1102.  Applicability of Article.....................................  103
     Section 1103.  Election to Redeem; Notice to Trustee........................  103
     Section 1104.  Selection by Trustee of Securities to Be Redeemed............  103
     Section 1105.  Notice of Redemption.........................................  103
     Section 1106.  Deposit of Redemption Price..................................  104
     Section 1107.  Securities Payable on Redemption Date........................  105
     Section 1108.  Securities Redeemed or Purchased in Part.....................  105

                                ARTICLE TWELVE
                          SATISFACTION AND DISCHARGE

     Section 1201.  Satisfaction and Discharge of Indenture......................  105
     Section 1202.  Application of Trust Money...................................  106

                               ARTICLE THIRTEEN
                            COLLATERAL AND SECURITY

     Section 1301.  Escrow Agreement............................................   107
     Section 1302.  Recording and Opinions......................................   107

                                                                                    PAGE
                                                                                    ----
     Section 1303.  Release of Collateral.......................................     108
     Section 1304.  Authorization of Actions to Be Taken by the Trustee Under
                       the Escrow Agreement.....................................     108
     Section 1305.  Authorization of Receipt of Funds by the Trustee Under the
                       Escrow Agreement.........................................     108
     Section 1306.  Termination of Security Interest...............................  109

TESTIMONIUM
SIGNATURES AND SEALS
ACKNOWLEDGMENTS

EXHIBIT A      Regulation S Certificate
EXHIBIT B      Restricted Security Certificate
EXHIBIT C      Unrestricted Security Certificate

APPENDIX I     Form of Transferee Certificate for Series A Securities
APPENDIX II    Form of Transferee Certificate for Series B Securities

          INDENTURE, dated as of December 18, 1997, between CONCENTRIC NETWORK CORPORATION, a Delaware corporation (the "Company"), and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").


                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of 12 3/4% Senior Notes due 2007, Series A (the "Series A Securities"), and an issue of 12 3/4% Senior Notes due 2007, Series B (the "Series B Securities" and, together with the Series A Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities;

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act;

          All acts and things necessary have been done to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and this Indenture a valid agreement of the Company and each of the Guarantors in accordance with the terms of this Indenture;

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 101.  Definitions.
                        -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

          (f) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

          Certain terms used principally in Article Four are defined in Article Four.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be, provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or such asset acquisition shall not constitute Acquired Indebtedness.

          "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

          "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Subsidiary, in either case pursuant to which such Person shall become a Subsidiary or shall be consolidated, merged with or into the Company or any Subsidiary or (ii) any acquisition by the Company or any Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business of the Company or such Subsidiary.

          "Additional Interest" has the meaning provided in Section 5 of the Registration Rights Agreement.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions described under "Consolidation, Merger, Sale of Assets," (B) that is by the Company to any Subsidiary or by any Subsidiary to the Company or any other Subsidiary in accordance with the terms of this Indenture, (C) that is of obsolete equipment in the ordinary course of business, (D) the Fair Market Value of which in the aggregate does not exceed $200,000 in any transaction or series of related transactions, (E) that is made in accordance with the provisions described in
Section 1009, (F) which constitutes the granting of any Permitted Lien and (G) in which assets will be transferred in exchange for one or more like-kind assets; provided that if the Fair Market Value of the assets to be transferred by the Company or such Subsidiary under this clause G, plus the Fair Market Value of any other consideration paid or credited by the Company or such Subsidiary exceeds $1 million, such transaction shall require approval of the Board of Directors of the Company.

          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment; by (ii) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Book-Entry Security" means any Global Securities bearing the legend specified in Section 202 evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to close.

          "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capital lease obligation.

          "Capital Stock" of (i) with respect to any Person that is a corporation, and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America,
(ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose short term debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency or "A-1" (or higher) according to S&P or any successor rating agency, (iii) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

     "Change of Control" means the occurrence of any of the following events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or where no "person" or "group" owns, immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation); or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" has the meaning provided in Section 6 of the Escrow Agreement.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

          "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

          "Common Stock" means the common stock, par value $0.001 per share, of the Company.

          "Company" means Concentric Network Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated" means, consolidated in accordance with GAAP.

          "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated subsidiaries for such period as determined in accordance with GAAP.

          "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its subsidiaries during such period and (ii) all capitalized interest of such Person and its subsidiaries plus (c) the interest expense actually paid by such Person under any Guaranteed Debt of such Person and any subsidiary to the extent not included under clause (a)(iv) above, plus (d) the aggregate amount for such period of cash or non-cash dividends on any Redeemable Capital Stock or Preferred Stock of the Company and its Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any period, the net income of the Company and any Subsidiary for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) other than for purposes of calculating the Basket, all extraordinary gains or losses for such period, (b) other than for purposes of calculating the Basket, all gains or losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period: (c) that portion of such net income derived from or in respect of investments in Persons other than Subsidiaries, except to the extent actually received in cash by the Company or any Subsidiary (subject, in the case of any Subsidiary, to the provisions of clause (f) of this definition);
(d) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Subsidiary) for such period, except to the extent the Company's allocation portion of such Person's net income for such period is actually received in cash by the Company or any Subsidiary (subject, in the case of any Subsidiary, to the provisions of clause (f) of this definition); (e) the net income (or loss) or any other Person combined with the Company or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (f) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its Capital Stock holders.

          "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period; and (c) depreciation, amortization and any other non-cash items for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and any Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

          "Corporate Trust Office" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 101 California Street, Suite 2725, San Francisco, CA 94111.

          "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the original issue date of the Securities and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

          "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Debt to Annualized Operating Cash Flow Ratio" means the ratio of (a) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (b) two times the Consolidated Operating Cash Flow for the latest two fiscal quarters for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Subsidiary on the Determination Date (or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Subsidiary on such Determination Date (or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Subsidiary at any time during such Measurement Period, and (iii) if the Company or any Subsidiary shall have in any manner (x) acquired (through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated Operating Cash Flow the exclusions set forth in clauses (a) through (f) of the definition of Consolidated Net Income shall apply to an Acquired Person as if it were a Subsidiary).

          "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

          "Depositary" means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depositary Trust Company ("DTC"), its nominees and successors, or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

          "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligations or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the Securities; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 1012 and Section 1014 and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Securities as are required to be repurchased pursuant to Section 1012 and Section 1014.

          "Escrow Account" has the meaning set forth in Section 2 of the Escrow Agreement.

          "Escrow Agent" means Chase Manhattan Bank and Trust Company, National Association, as escrow agent under the Escrow Agreement, until a successor replaces it in accordance with the provisions of the Escrow Agreement and thereafter means such successor.

          "Escrow Agreement" means the Escrow Agreement dated as of December 18, 1997 among the Company, the Escrow Agent and the Trustee.

          "Escrow Funds" has the meaning specified in the Escrow Agreement.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

          "Exchange Offer" means the exchange offer by the Company of Series B Securities for Series A Securities to be effected pursuant to Section 3 of the Registration Rights Agreement.

          "Exchange Offer Registration Statement" means the registration statement under the Securities Act contemplated by Section 3(a) of the Registration Rights Agreement.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be reasonably expected to be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date hereof.

          "Global Securities" means the Rule 144A Global Securities, the Regulation S Global Securities and the Series B Global Securities to be issued as Book-Entry Securities issued to the Depositary in accordance with Section 306.

          "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

          "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Guarantor" means any Subsidiary which is a guarantor of the Securities, including any Person that is required after the date hereof to execute a guarantee of the Securities pursuant to Section 1013 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged or consolidated with or into the Company or any Subsidiary shall be deemed to be Incurred at such time.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (viii) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (vii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock. In no event shall "Indebtedness" include any trade payable or other current liabilities arising in the ordinary course of business. The amount of any item of Indebtedness shall be the amount of such Indebtedness properly classified as a liability on a balance sheet prepared in accordance with GAAP.

          "Indenture" means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the holders under this Indenture and the Securities, according to the respective terms thereof.

          "Initial Purchasers" means UBS Securities LLC, Bear, Stearns & Co. Inc. and Wheat, First Securities, Inc.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

          "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Issue Date" means the date on which the Securities are originally issued under this Indenture.

          "Lien" means any mortgage or deed of trust, pledge, lien (statutory or otherwise), security interest, easement, hypothecation, or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, other than any lease properly classified as an operating lease under GAAP and intellectual property licensing arrangements.

          "Maturity" means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

          "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 1009, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale (or conversion in the case of debt securities or Capital Stock that have been converted) and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" means a Person that is not a "U.S. person" as defined in Regulation S under the Securities Act.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, any Guarantor or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

          "Opinion of Independent Counsel" means a written opinion of counsel, who may be regular outside counsel for the Company, but which is issued by a Person who is not an employee or consultant (other than non-employee legal counsel) of the Company, or any Guarantor and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

          "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

          (c) Securities, except to the extent provided in Sections 402 and 403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

          (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

          "Pari Passu Indebtedness" means (a) any Indebtedness of the Company which ranks pari passu in right of payment to the Securities and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee.

          "Paying Agent" means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

          "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Subsidiary described under clauses (iv) and (vii) of paragraph (b) of Section 1008; (iii) Investments in any of the Securities; (iv) Investments in Cash Equivalents; (v) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under Section 1012 to the extent such Investments are non-cash proceeds as permitted under such covenant; (vi) Investments in existence on the date of the Indenture; (vii) guarantees of Indebtedness of a Wholly Owned Subsidiary given by the Company or another Wholly Owned Subsidiary and guarantees of Indebtedness of the Company given by any Subsidiary, in each case, in accordance with the terms of the Indenture; (viii) advances to employees or officers of the Company in the ordinary course of business so long as the aggregate amount of such advances shall not exceed $1 million outstanding at any one time; (ix) any Investment in the Company by any Subsidiary of the Company; provided, that any such Investment in the form of Indebtedness shall be Subordinated Indebtedness; (x) accounts receivable created or acquired in the ordinary course of business of the Company or any Subsidiary and Investments arising from transactions by the Company or any Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim); (xi) loans in the ordinary course of business to employees of the Company or a Subsidiary to purchase Capital Stock of the Company pursuant to the terms of employee stock benefit plans; (xii) Investments the consideration of which is Capital Stock of the Company; (xiii) stock obligations or securities received in satisfaction of judgments; (xiv) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits; and (xv) any other Investments in an aggregate amount not to exceed $20 million at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors) at the time of such Investment.

     "Permitted Lien" means:

          (a)  any Lien existing as of the date of this Indenture;

          (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance or arising under worker's compensation laws or similar legislation; (4) good faith deposits in connection with bids, tenders, leases, contracts (other than contracts evidencing Indebtedness); (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or
(7) operation of law in favor of landlords, carriers, warehousemen, bankers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

          (c) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary;

          (d) any Lien securing obligations in connection with Indebtedness permitted under clause (i) of paragraph (b) of Section 1008 which are incurred or assumed in connection with the acquisition, development or construction of real or personal, moveable or immovable property within 180 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property and any accessories, accessions, additions, replacements and proceeds thereof; and

          (e) any Lien arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

          (f) any Lien securing obligations in connection with Indebtedness permitted in clauses (ii) or (iii) of paragraph (b) of Section 1008;

          (g)  any Lien in favor of the Company or any Subsidiary;

          (h) any Lien securing obligations in connection with Acquired Indebtedness; provided that any such Lien does not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets of the Acquired Person covered thereby or the property assets so acquired;

          (i) any Lien in favor of the Trustee for the benefit of the Holders or the Trustee arising under the provisions in the Indenture or the Escrow Agreement;

          (j) any Lien encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Subsidiary if and to the extent arising in the ordinary course of business, including rights of offset and set-off;

          (k) any Lien in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (l) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or its Subsidiaries;

          (m) any Lien securing any extension, renewal, refinancing or replacement, in whole or in part, of any obligation or Indebtedness described in the foregoing clauses (a) through (d) and (f) through (h) so long as no additional collateral is granted as security thereby.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

          "Prospectus" means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Series A Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Public Equity Offering" means an underwritten offering of Common Stock of the Company with gross proceeds to the Company of at least $25 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

          "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased by the Company at any time after the Securities are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

          "QIB" means a "Qualified Institutional Buyer" under Rule 144A under the Securities Act.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

          "Redemption Date" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 18, 1997, between the Company and the Initial Purchasers.

          "Registration Statement" means any registration statement of the Company which covers any of the Series A Securities or Series B Securities pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act, as amended from time to time.

          "Regulation S Global Securities" means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

          "Responsible Officer" when used with respect to the Trustee means any officer or employee assigned to the Corporate Trust Office or any agent of the Trustee appointed hereunder, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer or assistant officer of the Trustee or any agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Rule 144A" means Rule 144A under the Securities Act, as amended from time to time.

          "Rule 144A Global Securities" means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

          "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

          "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc. or any successor rating agency.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

          "Series B Global Securities" means one or more permanent Global Securities in registered form representing the aggregate principal amount of Series B Securities exchanged for Series A Securities pursuant to the Exchange Offer.

          "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to Section 4 of the Registration Rights
Agreement, which covers all of the Registrable Securities (as defined in the Registration Rights Agreement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

          "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

          "Strategic Investor" means any Person which is (or a controlled Affiliate of any Person which is or a controlled Affiliate of which is) engaged principally in the Telecommunications Business and which has a Total Market Capitalization of at least $1.0 billion.

          "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

          "subsidiary" means, with respect to any Person, an corporation, association or other business entity (i) of which outstanding Capital Stock having at least the majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or any one or more subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and/or one or more subsidiaries of such Person.

          "Subsidiary" means any subsidiary of the Company other than an Unrestricted Subsidiary.

          "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in (i) the business of transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) the business of creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (iii) businesses reasonably related or incidental thereto.

          "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and any Subsidiary, on a Consolidated basis, outstanding as of such date of determination, after giving effect to any

Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

          "Total Market Capitalization" of any Person means, as of any day of determination, the sum of (a) the consolidated Indebtedness of such Person and any Subsidiaries on such day, plus (b) the product of (i) the aggregate number of outstanding shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and (ii) the average closing price of such common stock over the 10 consecutive Trading Days ending not earlier than 10 Trading Days immediately prior to such date of determination, plus (c) the liquidation value of any outstanding shares of preferred stock of such Person on such day. If no such closing price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution filed with the Trustee. Notwithstanding the foregoing, unless the Person's Common Stock is listed on any national securities exchange or on the Nasdaq National Market, the "Total Market Capitalization" of the Person shall mean, as of any day of determination, the enterprise value (without duplication) of the Person and any subsidiaries (including the fair market value of their debt and equity), as determined by an independent banking firm of national standing with experience in such valuations and evidenced by a written opinion in customary form filed with the Trustee; provided that for purposes of any such determination, the enterprise value of the Person shall be calculated as if the Person were a publicly held corporation without a controlling stockholder. For purposes of any such determination, such banking firm's written opinion may state that such fair market value is no less than a specified amount and such opinion may be as of a date no earlier than 90 days prior to the date of such determination.

          "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

          "Unrestricted Subsidiary" means (i) any subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any subsidiary of the Company (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Subsidiaries provides credit support for Indebtedness of such subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary

Indebtedness, (c) any Investment in such subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 1018 and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (v) such Unrestricted Subsidiary does not own any Capital Stock in any Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the fair market value of such Investment as determined in good faith by the Company's Board of Directors. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness pursuant to Section 1008(a) and (ii) all Indebtedness of such Subsidiary shall be deemed to be incurred on the date such Subsidiary becomes a Subsidiary.

          "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "U.S. Government Securities" means securities that are direct obligations of the United States of America, the payment of which its full faith and credit is pledged.

          "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary. For the purposes of this definition, any director qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          Section 102.   Other Definitions.
                         -----------------

Term                                                  Defined in Section
----                                                  ------------------
"Act"                                                         105
"Agent Members"                                               306
"Basket"                                                     1009
"Change of Control Offer"                                    1015
"Change of Control Purchase Date"                            1015
"Change of Control Purchase Notice"                          1015
"Change of Control Purchase Price"                           1015
"covenant defeasance"                                         403
"Defaulted Interest"                                          309
"defeasance"                                                  402
"Defeasance Redemption Date"                                  404
"Defeased Securities"                                         401
"Excess Proceeds"                                            1012
"Offer"                                                      1012
"Offer Date"                                                 1012
"Offered Price"                                              1012
"Pari Passu Debt Amount"                                     1012
"Pari Passu Offer"                                           1012
"Permitted Indebtedness"                                     1008
"Permitted Payment"                                          1009
"Physical Securities"                                         306
"Private Placement Legend"                                    202
"Purchase Money Security Agreement"                           101
"Refinancing"                                                1009
"Required Filing Date"                                       1020
"Restricted Payments"                                        1009
"Securities"                                             Recitals
"Security Amount"                                            1012
"Security Register"                                           305
"Security Registrar"                                          305
"Series A Securities"                                    Recitals
"Series B Securities"                                    Recitals
"Special Payment Date"                                        309
"Surviving Entity"                                            801
"Surviving Guarantor Entity"                                  801
"U.S. Government Obligations"                                 404


          Section 103.   Compliance Certificates and Opinions.
                         ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officers' Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

          Section 104.   Form of Documents Delivered to Trustee.
                         --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company, any

Guarantor or other obligor on the Securities, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 105.   Acts of Holders.
                         ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

          (b) The ownership of Securities shall be proved by the Security Register.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company, any Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

          (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

          If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

          (f) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

          Section 106.   Notices, etc., to the Trustee, the Company and any
                         --------------------------------------------------
                         Guarantor.
                         ---------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Securities shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Holders or the Company, any Guarantor or any other obligor on the Securities by the Trustee; or

          (b) the Company or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it c/o Concentric Network Corporation, 10590 N. Tantau Avenue, Cupertino, California 95014, Attention: Chief Financial Officer or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

          Section 107.  Notice to Holders; Waiver.
                        -------------------------

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section 108.  Conflict with Trust Indenture Act.
                        ----------------------------------

          If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          Section 109.  Effect of Headings and Table of Contents.
                        ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 110.  Successors and Assigns.
                        ----------------------

          All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

          Section 111.  Separability Clause.
                        -------------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 112.  Benefits of Indenture.
                        ---------------------

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 113.  Governing Law.
                        -------------

          THIS INDENTURE, THE SECURITIES AND ANY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          Section 114.  Legal Holidays.
                        --------------

          In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

          Section 115.  Independence of Covenants.
                        -------------------------

          All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          Section 116.  Schedules and Exhibits.
                        ----------------------

          All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

          Section 117.  Counterparts.
                        ------------

          This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.


                                  ARTICLE TWO

                                SECURITY FORMS

          Section 201.  Forms Generally.
                        ---------------

          The Securities and the Trustee's certificate of authentication thereon shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          Series A Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary, or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Series A Securities offered and sold in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary, or its nominee in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided; provided, however, that upon such deposit through and including the 40th day after the later of the commencement of the Offering and the original issue date of the Securities (such period through and including such 40th day, the

"Restricted Period"), all such Securities shall be credited to or through accounts maintained at the Depositary unless exchanged for interests in the Rule 144A Global Securities in accordance with the transfer and certification requirements described below. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Series B Securities exchanged for Series A Securities shall be issued initially in the form of one or more Series B Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Series B Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Section 202.  Form of Face of Security.
                        ------------------------

          (a) The form of the face of any Series A Securities authenticated and delivered hereunder shall be substantially as follows:

          Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for a Series B Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, then such Initial Security shall bear the legend set forth below (the "Private Placement Legend") on the face thereof:

          THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW.

          BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS

SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION," AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          [Legend if Security is a Global Security]

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK

CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        CONCENTRIC NETWORK CORPORATION

                              ___________________

                    12 3/4% SENIOR NOTE DUE 2007, SERIES A

                                                        CUSIP NO. ______________

No. __________                                          $_______________________


          Concentric Network Corporation, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ United States dollars on December 15, 2007, at the office or agency of the Company referred to below, and to pay interest thereon from December 18, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15, in each year, commencing June 15, 1998 at the rate of 12 3/4% per annum, subject to adjustments as described in the second following paragraph, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Holder of this Series A Security is entitled to the benefits of the Registration Rights Agreement between the Company and the Initial Purchasers, dated December 18, 1997, pursuant to which, subject to the terms and conditions thereof, the Company is obligated to consummate the Exchange Offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 12 3/4% Senior Notes due 2007, Series B (herein called the "Series B Securities") in like principal amount as provided therein. The Series A Securities and the Series B Securities are together referred to as the "Securities." The Series A Securities rank pari passu in right of payment with the Series B Securities.

          In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the date specified in the Registration Rights Agreement, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the date specified in the Registration Rights Agreement, (c) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the date specified in the Registration Rights Agreement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the Series A Securities during the periods specified in the Registration Rights Agreement, without being succeeded immediately by a post effective amendment to such Registration Statement that cures such failure and that is itself declared effective within a five Business Day period after filing such post effective amendment (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then commencing on the day following the date on which such Registration Default occurs, the interest rate borne by the Series A Securities shall be increased by one-half of one percent per annum for the 90-day period following such Registration Default, which rate will increase by one-half of one percent per annum with respect to each subsequent 90-day period up to a maximum of one and one half percent (1.50%) per annum until cured ("Additional Interest"). Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series A Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, all as more fully provided in this Indenture.

          Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of San Francisco maintained for that purpose (which initially will be a corporate trust office of the Trustee located at 101 California Street, Suite 2725, San Francisco, California 94111), or at such other office or agency as may be maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register, and provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Gobal Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

                                                  CONCENTRIC NETWORK CORPORATION


[Seal]                                            By:___________________________
                                                  Title:________________________

Attest:


____________________________
  Authorized Officer


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the 12 3/4% Senior Notes due 2007, Series A referred to in the within-mentioned Indenture.

                                        CHASE MANHATTAN BANK AND TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                           as Trustee



                                        By:  _________________________________
                                                   Authorized Signer
Dated:

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Security purchased by the Company pursuant to
Section 1012 or Section 1014, as applicable, of the Indenture, check the Box:
[_].

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or Section 1014 as applicable, of the Indenture, state the amount (in original principal amount):

                              $ _______________.

Date:  ___________________              Your Signature:  _____________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:  __________________________________

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

          (b) The form of the face of any Series B Securities authenticated and delivered hereunder shall be substantially as follows:

          [Legend if Security is a Global Security]

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH

          CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        CONCENTRIC NETWORK CORPORATION
                              __________________

                    12 3/4% SENIOR NOTE DUE 2007, SERIES B

                                                        CUSIP NO. ______________

No. __________                                          $_______________________


          Concentric Network Corporation, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________ or registered assigns, the principal sum of _______________ United States dollars on December 15, 2007, at the office or agency of the Company referred to below, and to pay interest thereon from December 18, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing June 15, 1998 at the rate of 12 3/4% per annum, in United States dollars, until the principal hereof is paid or duly provided for; provided that to the extent interest has not been paid or duly provided for with respect to the Series A Security exchanged for this Series B Security, interest on this Series B Security shall accrue from the most recent Interest Payment Date to which interest on the Series A Security which was exchanged for this Series B Security has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          This Series B Security was issued pursuant to the Exchange Offer pursuant to which the 12 3/4% Senior Notes due 2007, Series A (herein called the "Series A Securities") in like principal amount were exchanged for the Series B Securities. The Series B Securities rank pari passu in right of payment with the Series A Securities.

          In addition, for any period in which the Series A Security exchanged for this Series B Security was outstanding, in the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the date specified in the Registration Rights Agreement, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the date specified in the Registration Rights Agreement, (c) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the date specified in the Registration Rights Agreement the date of original issue of the Series A Security, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the Series A Securities during the periods specified above, without being succeeded immediately by a post effective amendment to such Registration Statement that cures such failure and that is itself declared effective within a five Business Day period after filing such post effective amendment (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then commencing on the day following the date on which such Registration Default occurs, the interest rate borne by the Series A Securities shall be increased by one-half of one percent per annum for the 90-day period following such Registration Default, which rate will increase by one-half of one percent per annum with respect to each subsequent

90-day period up to a maximum of one and one half percent (1.50%) per annum until cured ("Additional Interest"). Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the original rate; provided that, to the extent interest at such increased interest rate has been paid or duly provided for with respect to the Series A Security, interest at such increased interest rate, if any, on this Series B Security shall accrue from the most recent Interest Payment Date to which such interest on the Series A Security has been paid or duly provided for; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a), (b), (c) or (d) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series B Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in this Indenture.

          Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of San Francisco maintained for such purpose (which initially will be a corporate trust office of the Trustee located at 101 California Street, Suite 2725, San Francisco, California 94111), or at such other office or agency as may be maintained for such purpose, or at such other office or agency as may be maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register, and provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Gobal Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

                                   CONCENTRIC NETWORK CORPORATION


[Seal]                             By:__________________________________
                                   Title:_______________________________

Attest:


____________________________
  Authorized Officer


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the 12 3/4% Senior Notes due 2007, Series B referred to in the within-mentioned Indenture.

                                   CHASE MANHATTAN BANK AND TRUST
                                   COMPANY, NATIONAL ASSOCIATION,
                                        as Trustee


                                   By:  ________________________________
                                             Authorized Signer
Dated:

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Security purchased by the Company pursuant to
Section 1012 or Section 1014, as applicable, of the Indenture, check the Box:
[_].

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or Section 1014 as applicable, of the Indenture, state the amount (in original principal amount):

                              $ _______________.

Date:  ___________________              Your Signature:  _____________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:  __________________________________

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

          Section 203.  Form of Reverse of Securities.
                        -----------------------------

          (a) The form of the reverse of the Series A Securities shall be substantially as follows:

                        Concentric Network Corporation
                    12 3/4% Senior Note due 2007, Series A

          This Security is one of a duly authorized issue of Securities of the Company designated as its 12 3/4% Senior Notes due 2007, Series A (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $150,000,000, issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of December 18, 1997, between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

          The Securities are subject to redemption at any time on or after December 15, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning December 15 of the years indicated below:

                                                  Redemption
                Year                                 Price
                ----                              ----------
                2002...........................     106.375%
                2003...........................     104.250%
                2004...........................     102.125%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

          In addition, at any time on or prior to December 15, 2000, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or the sale of Common Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or in a series of related transactions, to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 112 3/4% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 45 days after the closing of the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

          If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

          Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

          Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay any Pari Passu Indebtedness of the Company or any Subsidiary or invested in properties or other assets that replace the properties and assets that were the subject of the Asset Sale or which will be used in the Telecommunications Business, exceeds a specified amount the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

          In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the

Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Rule 144A Global Securities or the Regulation S Global Securities if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Security and a successor depository is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Series A Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Series A Securities would be required to include the Private Placement Legend.

          Series A Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

          At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Series A Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Security who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          [The Transferee Certificate, in the form of Appendix I hereto, will be attached to the Series A Security.]

          (b) The form of the reverse of the Series B Securities shall be substantially as follows:

                        Concentric Network Corporation
                    12 3/4% Senior Note due 2007, Series B

          This Security is one of a duly authorized issue of Securities of the Company designated as its 12 3/4% Senior Notes due 2007, Series B (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $150,000,000, issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of December 18, 1997, between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

          The Securities are subject to redemption at any time on or after December 15, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning December 15 of the years indicated below:

                                                  Redemption
               Year                                  Price
               ----                               ----------
               2002............................   106.375%
               2003............................   104.250%
               2004............................   102.125%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date).

          In addition, at any time on or prior to December 15, 2000, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings or the sale of Common Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or in a series of related transactions, to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 112 3/4% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 45 days after the closing of the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

          If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

          Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to Change of Control Offer and in accordance with the procedures set forth in the Indenture.

          Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay any Pari Passu Indebtedness of the Company or any Subsidiary or invested in properties or other assets that replace the properties and assets that were the subject of the Asset Sale or which will be used in the Telecommunications Business, exceeds a specified amount, the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

          In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which required the consent of all of the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Rule 144A Global Securities or the Regulation S Global Securities if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Security and a successor depository is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Series B Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

          Series B Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series B Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          [The Transferee Certificate, in the form of Appendix II hereto, will be attached to the Series B Security.]

                                 ARTICLE THREE

                                THE SECURITIES

          Section 301.   Title and Terms.
                         ---------------

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $150,000,000 in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1012,
1014 or 1108.

          The Securities shall be known and designated as the "12 3/4% Senior Notes due 2007" of the Company. The Stated Maturity of the Securities shall be December 15, 2007, and the Securities shall each bear interest at the rate of 12 3/4% per annum, as such interest rate may be adjusted as set forth in the Securities, from December 18, 1997, or from the most recent Interest Payment Date to which interest has been paid, payable semiannually on June 15 and December 15 in each year, commencing June 15, 1998, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

          The principal of, premium, if any, and interest on, the Securities shall be payable and the Securities shall be exchangeable and transferable at an office or agency of the Company in The City of San Francisco maintained for such purposes (which initially will be a corporate trust office of the Trustee located at 101 California Street, Suite 2725, San Francisco, California 94111); provided, however, that payment of interest may be made at the option of the Company by check mailed to addresses of the Persons entitled thereto as shown on the Security Register.

          For all purposes hereunder, the Series A Securities and the Series B Securities will be treated as one class and are together referred to as the "Securities." The Series A Securities rank pari passu in right of payment with the Series B Securities.

          The Securities shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 1012.

          Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control pursuant to
Section 1014.

          The Securities shall be redeemable as provided in Article Eleven and in the Securities.

          At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

          Section 302.   Denominations.
                         -------------

          The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          Section 303.   Execution, Authentication, Delivery and Dating.
                         ----------------------------------------------

          The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signatures of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee (with or without Guarantees endorsed thereon) for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company or any Guarantor, pursuant to Article Eight, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

          If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates such Security such Security shall be valid nevertheless.

          Section 304.   Temporary Securities.
                         --------------------

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee (in accordance with a Company Order for the authentication of such Securities) shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          Section 305.   Registration, Registration of Transfer and Exchange.
                         ---------------------------------------------------

          The Company shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of

Securities. The Trustee shall initially be the "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company may change the Security Registrar or appoint one or more co-Security Registrars without notice.

          Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall (in accordance with a Company Order for the authentication of such Securities) authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

          Furthermore, any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall (in accordance with a Company Order for the authentication of such Securities) authenticate and make available for delivery, Securities of the same series which the Holder making the exchange is entitled to receive; provided that no exchange of Series A Securities for Series B Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Series A Securities exchanged for the Series B Securities shall be canceled.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 303, 304, 305, 906, 1012, 1015 or 1108 not involving any transfer.

          Neither the Company nor the Trustee shall be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under

Section 1104 and ending at the close of business on the day of such mailing or
(b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

          Every Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Security pursuant to Section 202, and the restrictions set forth in this Section 305, and the Holder of each Security, by such Holder's acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

          Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 305,
Section 304, 308, 906 or 1108 or otherwise, shall also be a Global Security and bear the legend specified in Section 202.

          Section 306.   Book Entry Provisions for Global Securities.
                         -------------------------------------------

          (a) Each Global Security initially shall (i) be registered in the name of the nominee of the Depositary, (ii) be deposited with, or on behalf of, the Depositary and (iii) bear legends as set forth in Section 202.

          Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security.

          (c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Section 306(c) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

          (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

          (e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Participants.

          Section 307.   Special Transfer and Exchange Provisions.
                         ----------------------------------------

          (a)  Certain Transfers and Exchanges.  Transfers and exchanges of
               -------------------------------
Securities and beneficial interests in a Global Security of the kinds specified in this Section 307 shall be made only in accordance with this Section 307.

          (i)  Rule 144A Global Security to Regulation S Global Security.
               ---------------------------------------------------------

               If the owner of a beneficial interest in the Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this paragraph and paragraph (iv) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Participant's account and that a beneficial interest in the Rule 144A Global Security in an equal principal amount be debited from another specified Participant's account and (b) a Regulation S Certificate in the form of Exhibit A hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to paragraph (iv) below, shall reduce the principal amount of the Rule 144A Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 306(c).

          (ii)  Regulation S Global Security to Rule 144A Global Security.
                ---------------------------------------------------------

                If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this paragraph (ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of
          (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global
          Security in a specified principal amount be credited to a specified Participant's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Participant's account and (b) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Rule 144A Global Security by such specified principal amount as provided in Section 306(c).

          (iii) Exchanges between Global Security and Non-Global Security.
                ---------------------------------------------------------

                A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section
                                                      --------
          307(b), provided that, if such interest is a beneficial interest in the Rule 144A Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall bear the Private Placement Legend (subject in each case to Section 307(b)).

          (b)   Private Placement Legends.
                -------------------------

          Rule 144A Securities and their Successor Securities and Regulation S Securities and their Successor Securities shall bear a Private Placement Legend, subject to the following:

               (i) subject to the following clauses of this Section 307(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Private Placement Legend borne by such Global Security while represented thereby;

               (ii) subject to the following clauses of this Section 307(b), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Private Placement Legend borne by such other Security;

               (iii) Series B Securities, and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Private Placement Legend;

               (iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate substantially in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

               (v) a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

               (vi) notwithstanding the foregoing provisions of this Section 307(b), a Successor Security of a Security that does not bear a particular form of Private Placement Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Private Placement Legend in exchange for such Successor Security as provided in this Article Three.

          By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section
307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

          In the event that Regulation S is amended during the term of this Indenture to alter the applicable holding period, all reference in this Indenture to a holding period for Non-U.S. Persons will be deemed to include such amendment.

          Section 308.  Mutilated, Destroyed, Lost and Stolen Securities.
                        ------------------------------------------------

          If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, any Guarantor or the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

          Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 309.  Payment of Interest; Interest Rights Preserved.
                        ----------------------------------------------

          Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or any relevant Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

          (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 309, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          Section 310.  CUSIP Numbers.
                        -------------

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

          Section 311.  Persons Deemed Owners.
                        ---------------------

          Prior to due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

          Section 312.  Cancellation.
                        ------------

          All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 312, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be returned to the Company. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company.

          Section 313.  Computation of Interest.
                        -----------------------

          Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                 ARTICLE FOUR

                      DEFEASANCE AND COVENANT DEFEASANCE

          Section 401.  Company's Option to Effect Defeasance or Covenant
                        -------------------------------------------------
Defeasance.
----------

          The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or Section 403 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

          Section 402.  Defeasance and Discharge.
                        ------------------------

          Upon the Company's exercise under Section 401 of the option applicable to this Section 402, the Company, each Guarantor and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in
Section 404 below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company, each Guarantor and any other obligor upon the Securities shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Securities, when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 304, 305, 308, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 607, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

          Section 403.  Covenant Defeasance.
                        -------------------

          Upon the Company's exercise under Section 401 of the option applicable to this Section 403, the Company and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 1005 through 1022, inclusive, and the provisions of clauses (iii) and (v) of
Section 801(a) with respect to the Defeased Securities on and after the date the conditions set forth in Section 404 below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(c) but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

          Section 404.  Conditions to Defeasance or Covenant Defeasance.
                        -----------------------------------------------

          The following shall be the conditions to application of either Section 402 or Section 403 to the Defeased Securities:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) cash in United States dollars, (2) U.S. Government Obligations, or (3) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on, the Defeased Securities, on the Stated Maturity of such principal or interest (or on any date after December 15, 2002 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing to exercise either its option applicable to Section 402 or its option applicable to Section 403, the Company has delivered to the Trustee an irrevocable notice to redeem the Defeased Securities on the Defeasance Redemption Date). For this purpose, "U.S. Government Obligations" means securities that are (I) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (II) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

          (b) In the case of an election under Section 402, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (c) In the case of an election under Section 403, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (d) No Default or Event of Default (other than a Default or Event of Default under this Indenture resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing on the date of such deposit or insofar as Section 501(h) or (i) is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (e) Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to any other securities of the Company or any Guarantor;

          (f) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which it is bound;

          (g) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

          (h) The Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (i) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

          (j) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

          (k) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under
Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with.

          Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.

          Section 405.  Deposited Money and U.S. Government Obligations to Be
                        -----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.
---------------------------------------------

          Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Securities.

          Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

          Section 406.  Reinstatement.
                        -------------

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the

Securities and any Guarantor's obligations under any Guarantee shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE FIVE

                                   REMEDIES

     Section 501.  Events of Default.
                   -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

          (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

          (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture, the Escrow Agreement, the Registration Rights Agreement or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b) or in clause (ii), (iii) or (iv) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; (ii) there shall be a default in the performance or breach of the provisions of Article Eight; (iii) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 1012; or (iv) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 1014;

          (d) (i) any default by the Company or any Subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $5 million under any agreement, indenture or instrument evidencing Indebtedness when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (ii) any event of default as defined in any agreement, indenture or instrument of the Company evidencing Indebtedness in excess of $5 million shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

          (e) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

          (f) one or more judgments, orders or decrees for the payment of money in excess of $5 million, either individually or in the aggregate, shall be rendered against the Company not paid or covered by financially sound third-party insurers, or any Subsidiary or any of their respective properties and there shall not be discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

          (g) any holder or holders of at least $5 million in aggregate principal amount of Indebtedness of the Company or any Subsidiary after a default under such Indebtedness shall notify the Trustee of its commencement of proceedings to foreclose on any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

          (h) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (i) (i) the Company or any Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(iv) the Company or any Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Subsidiary or of any substantial part of the Company's Consolidated properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (v) the Company, any Guarantor or any Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (i); or

          (j) the Company challenges the Lien on the Collateral under the Escrow Agreement prior to such time as the Collateral is to be released to the Company, or the Collateral becomes subject to any Lien other than the Lien under the Escrow Agreement.

          Section 502.  Acceleration of Maturity; Rescission and Annulment.
                        --------------------------------------------------

          If an Event of Default (other than an Event of Default specified in Sections 501(h) and (i) with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 501 occurs with respect to the Company and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

          After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

               (ii)  all overdue interest on all Outstanding Securities,

               (iii) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Securities, and

               (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

          (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

          Section 503.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.
-------

          The Company and each Guarantor covenant that if

          (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof,

the Company and such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture, the Escrow Agreement or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 512. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

          Section 504.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 505.  Trustee May Enforce Claims without Possession of
                        ------------------------------------------------
Securities.
----------

          All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          Section 506.  Application of Money Collected.
                        ------------------------------

          Any money collected by the Trustee pursuant to this Article or the Escrow Agreement or otherwise on behalf of the Holders or the Trustee pursuant to this Article or the Escrow Agreement or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article or the Escrow Agreement shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
607;

          SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          Section 507.  Limitation on Suits.
                        -------------------

          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

          Section 508.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium and Interest.
--------------------

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 509.  Restoration of Rights and Remedies.
                        ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 510.  Rights and Remedies Cumulative.
                        ------------------------------

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 511.  Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 512.  Control by Holders.
                        ------------------

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 507), the Escrow Agreement or any Guarantee, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and

          (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 513.  Waiver of Past Defaults.
                        -----------------------

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any past Default hereunder and its consequences, except a Default

          (a) in the payment of the principal of, premium, if any, or interest on any Security; or

          (b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Security Outstanding affected by such modification or amendment.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 514.  Undertaking for Costs.
                        ---------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any

Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

          Section 515.  Waiver of Stay, Extension or Usury Laws.
                        ---------------------------------------

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 516.  Remedies Subject to Applicable Law.
                        ----------------------------------

          All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.


                                  ARTICLE SIX

                                  THE TRUSTEE

          Section 601.  Duties of Trustee.
                        -----------------

          Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

          (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (b)  except during the continuance of a Default or an Event of
Default:

               (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

               (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Escrow Agreement. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Escrow Agreement;

          (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1)  this Subsection (c) does not limit the effect of Subsection
          (b) of this Section 601;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;

          (d) no provision of this Indenture or the Escrow Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

          (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections
(a), (b), (c) and (d) and (f) of this Section 601; and

          (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          Section 602.  Notice of Defaults.
                        ------------------

          Within 30 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to
Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security or a Default in complying with any of the provisions of the Escrow Agreement, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 603.  Certain Rights of Trustee.
                        -------------------------

          Subject to the provisions of Section 601 hereof and Trust Indenture Act Sections 315(a) through 315(d):

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Escrow Agreement at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, further, that no permissive power, right or remedy conferred upon the Trustee under this Indenture shall be construed to impose a duty to exercise such power, right or remedy; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          Section 604.  Trustee Not Responsible for Recitals, Dispositions of
                        -----------------------------------------------------
Securities or Application of Proceeds Thereof.
---------------------------------------------

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Escrow Agreement or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and the Escrow Agreement, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          Section 605.  Trustee and Agents May Hold Securities; Collections;
                        ----------------------------------------------------
etc.
----

          The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

          Section 606.  Money Held in Trust.
                        -------------------

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the directions of the Company; provided, however, that nothing herein shall be deemed to require the Trustee or any other Person acting as Paying Agent to invest or pay interest on funds held for the payment of any Securities after the Maturity thereof.

          Section 607.  Compensation and Indemnification of Trustee and Its
                        ---------------------------------------------------
Prior Claim.
-----------

          The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 607 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 607 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

          Section 608.  Conflicting Interests.
                        ---------------------

          The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

          Section 609.  Trustee Eligibility.
                        -------------------

          There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a) and which shall have a combined capital and surplus of at least $10,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 610.  Resignation and Removal; Appointment of Successor
                        -------------------------------------------------
Trustee.
-------

          (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 611.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Upon receiving such notice or resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.


          (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

               (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 611. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

          Section 611.   Acceptance of Appointment by Successor.
                         --------------------------------------

          Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 607 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

          No successor trustee with respect to the Securities shall accept appointment as provided in this Section 611 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $10,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609.

          Upon acceptance of appointment by any successor trustee as provided in this Section 611, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section
610. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

          Section 612.  Merger, Conversion, Consolidation or Succession to
                        --------------------------------------------------
Business.
--------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          Section 613.  Preferential Collection of Claims Against Company.
                        -------------------------------------------------

          If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          Section 701.  Company to Furnish Trustee Names and Addresses of
                        -------------------------------------------------
Holders.
-------

          The Company will furnish or cause to be furnished to the Trustee

          (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

          Section 702.  Disclosure of Names and Addresses of Holders.
                        --------------------------------------------

          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c).

Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

          Section 703.  Reports by Trustee.
                        ------------------

          (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

          (b)  A copy of each report transmitted to Holders pursuant to this
Section 703 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the Commission. The Company will notify the Trustee promptly if the Securities are listed on any stock exchange.

          Section 704.  Reports by Company.
                        ------------------

          The Company and any Guarantor, as the case may be, shall:

          (a) file with the Trustee, within 15 days after the Company or any Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company or any Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the Trustee annual audited financial statements of the Company and its Subsidiaries, prepared on a Consolidated basis in conformity with GAAP, within 120 days after the end of each fiscal year of the Company, and (ii) file with the Trustee and, to the extent permitted by law, the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or any Guarantor, as the case may be, with the conditions and covenants of this Indenture as are required from time to time by such rules and regulations (including such information, documents and reports referred to in Trust Indenture Act Section 314(a)); and

          (c) within 15 days after the filing thereof with the Trustee, transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or any Guarantor, as the case may be, pursuant to Section 1020 hereunder and subsections (a) and (b) of this Section as are required by rules and regulations prescribed from time to time by the Commission.


                                 ARTICLE EIGHT

                     CONSOLIDATION, MERGER, SALE OF ASSETS

          Section 801.  Company and Guarantors May Consolidate,
                        --------------------------------------
etc., Only on Certain Terms.
---------------------------

          (a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

               (i) either (a) the Company will be the continuing corporation in the case of a consolidation or merger involving the Company or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture, the Escrow Agreement and the Registration Rights Agreement, as the case may be, and the Securities, this Indenture, the Escrow Agreement and the Registration Rights Agreement will remain in full force and effect as so supplemented;

               (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

               (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness under Section 1008(a);

               (iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and under the Securities;

               (v) at the time of the transaction if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1011 are complied with; and

               (vi) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

          (b) Notwithstanding the foregoing, the provisions of Section 801(a) shall not apply to (i) a merger or consolidation between the Company and any of its Subsidiaries, and (ii) a merger or consolidation of the Company into any Person in a transaction designed solely for the purpose of effecting a change in the jurisdiction of incorporation of the Company within the United States of America.

          Section 802.  Successor Substituted.
                        ---------------------

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 801 in which the Company is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from all obligations and covenants under this Indenture, the Securities, the Escrow Agreement and the Registration Rights Agreement.

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

     Section 901.  Supplemental Indentures and Agreements without Consent of
                   ---------------------------------------------------------
Holders.
-------

          Without the consent of any Holders, the Company, the Guarantors, if any, and any other obligor under the Securities when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities, the Registration Rights Agreement, the Escrow Agreement and in any Guarantee in accordance with Article Eight;

          (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any Guarantee;

          (c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture, the Securities or any Guarantee which may be defective or inconsistent with any other provision herein or in the Securities or any Guarantee or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;

          (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

          (e)  to add a Guarantor pursuant to the requirements of Section 1013;

          (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or

          (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's or any Guarantor's Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

          Section 902.  Supplemental Indentures and Agreements with Consent of
                        ------------------------------------------------------
Holders.
-------

          Except as permitted by Section 901, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee) or (ii) waive compliance with any provision in this Indenture, the Securities or any Guarantee (other than waivers of past Defaults covered by Section 513 and waivers of covenants which are covered by Section 1021); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal or interest on, any such Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1012 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with
Section 1014, including, in each case, amending, changing or modifying any definitions relating thereto;

          (c) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

          (d) modify any of the provisions of this Section 902 or Section 513 or 1021, except to increase the percentage of such Outstanding Securities required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Security affected thereby;

          (e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations hereunder;

          (f) amend or modify any of the provisions of this Indenture in any manner which subordinates the Securities issued hereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing such Guarantee; or

          (g) modify the provisions of the Escrow Agreement or this Indenture relating to the Collateral in any manner adverse to the Holders or release any of the Collateral from the Lien under the Escrow Agreement or permit any other obligation to be secured by the Collateral.

          Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

          It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 903.  Execution of Supplemental Indentures and Agreements.
                        ---------------------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 603 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

          Section 904.  Effect of Supplemental Indentures.
                        ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 905.  Conformity with Trust Indenture Act.
                        -----------------------------------

          Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 906.  Reference in Securities to Supplemental Indentures.
                        --------------------------------------------------

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          Section 907.  Notice of Supplemental Indentures.
                        ---------------------------------

          Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.


                                 ARTICLE TEN

                                   COVENANTS

          Section 1001.  Payment of Principal, Premium and Interest.
                         ------------------------------------------

          The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

          Section 1002.  Maintenance of Office or Agency.
                         -------------------------------

          The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain in The City of New York an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office initially located at 101 California Street, Suite 2725, San Francisco, CA 94111, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Company hereby appoints the Trustee such agent as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

          The Trustee shall initially act as Paying Agent for the Securities.

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

           Section 1003.  Money for Security Payments to Be Held in Trust.
                          -----------------------------------------------

          If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

          If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities;

          (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the

Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The
                                                          --------------     ---
Wall Street Journal (national edition), and mail to each such Holder, notice
-------------------
that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

          Section 1004.  Corporate Existence.
                         -------------------

          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries as a whole; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of the assets of the Company or any Subsidiary in compliance with the terms of this Indenture.

          Section 1005.  Payment of Taxes and Other Claims.
                         ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries shown to be due on any return of the Company or any of its Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries, except for any Lien permitted to be incurred under Section 1011, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

          Section 1006.  Maintenance of Properties.
                         -------------------------

          The Company shall cause all material properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.

          Section 1007.  Maintenance of Insurance.
                         ------------------------

          The Company shall at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Subsidiaries, taken as a whole.

          Section 1008.  Limitation on Indebtedness.
                         --------------------------

          (a) The Company shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, Incur any Indebtedness (other than the Securities); provided, however, that the Company may Incur Indebtedness, and the Company or any Subsidiary may Incur Acquired Indebtedness, if, at the time of such Incurrence, the Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 5.5 to 1.0 prior to December 15, 2000, or less than or equal to
5.0 to 1.0 after December 15, 2000.

          (b) The foregoing limitations of paragraph (a) of this Section 1008 will not apply to any of the following, each of which shall be given independent effect:

               (i) the Incurrence by the Company or any of its Subsidiaries of Indebtedness (other than Acquired Indebtedness) consisting of Capital Lease Obligations, Purchase Money Obligations, mortgage financings or other obligations incurred for the purpose of financing all or any part of the purchase price, cost of construction or improvement of property, plant or equipment used in connection with the Telecommunications Business or a credit facility or a master lease arrangement entered into for the purpose of providing such financing, provided that such Indebtedness does not exceed the lesser of Fair Market Value or the purchase price of such property, plant or equipment at the time of such Incurrence.

               (ii) Indebtedness of the Company or any of its Subsidiaries, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of such Indebtedness shall not exceed $35 million outstanding at any one time in the aggregate;

               (iii) the Incurrence by the Company of Indebtedness (other than secured Acquired Indebtedness) in an aggregate principal amount not to exceed 2.0 times the sum of the Net Cash Proceeds received by the Company after the date of the Indenture (other than from the issuance of Disqualified Stock) in connection with any Public Equity Offerings; provided that such Indebtedness does not mature prior to the Stated Maturity of the Securities or has an Average Life to Stated Maturity at least equal to the Securities;

               (iv) Indebtedness of the Company or any Subsidiary entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Subsidiary as long as the notional principal amount of such Interest Rate Agreements do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements designed to protect the Company or any Subsidiary against fluctuations in the value of any currency or (c) under any Commodity Price Protection Agreements designed to protect the Company or any Subsidiary against fluctuations in the price of any commodity;

               (v) the Incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of bid, performance or advance payment bonds and appeal or surety bonds;

               (vi)    Indebtedness existing on the date of this Indenture;

               (vii) the Incurrence of (a) Indebtedness of any Subsidiary owed to and held by the Company or another Subsidiary and (b) Indebtedness of the Company owed to and held by any Subsidiary; and

               (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (i), (ii), (iii), (vi) and (vii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Securities at least to the same extent as the Indebtedness being refinanced and such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Subordinated Indebtedness.

          (c) For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; provided, however, that the foregoing shall not in any way be deemed to limit the provisions of Section 1013.

          (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be Incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion, (i) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable, (ii) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and (iii) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

          Section 1009.  Limitation on Restricted Payments.
                         ---------------------------------

          (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly:

               (i) declare or pay any dividend on, or make any distribution on any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

               (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

               (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

               (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than (a) to the Company or any of its Wholly

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

          Owned Subsidiaries or (b) to all holders of Capital Stock of such Subsidiary on a pro rata basis); or

                (v) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless
(1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions described in Section 1008(a); and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the date hereof, does not exceed the sum of the following (the "Basket"):

                    (A) (i) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment less (ii) 150% of cumulative Consolidated Interest Expense determined for the period (treated as one accounting period) commencing on the date of the original issue of the Securities and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is required to be available;

                    (B) (i) capital contributions to the Company after the date of this Indenture or (ii) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below);

                    (C) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

                    (D) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date of this Indenture, the aggregate of Net Cash Proceeds from their original issuance; and

                    (E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment, an amount equal to the return of capital with respect to such Investment and the initial amount of such Investment.

          (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (vi) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (vi) being referred to as a "Permitted Payment"):

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a Permitted Payment for purposes of the calculation required by paragraph (a) of this Section 1009;

               (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this
          Section 1009;

               (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph
          (a) of this Section 1009;

               (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;
          (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (4) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced;

               (v) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of any Redeemable Capital Stock through the substantially concurrent issuance of new Redeemable Capital Stock of the Company, provided that any such new Redeemable Capital Stock (1) shall have an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; and (3) has a Stated Maturity later than the Stated Maturity for the final scheduled principal payment of the Securities; and

               (vi) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases in any calendar year shall not exceed $1 million and $5 million in the aggregate.

          Section 1010.  Limitation on Transactions with Affiliates.
                         ------------------------------------------

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be reasonably expected to be available in a comparable transaction in arm's-length dealings with an unrelated third party,
(b) with respect to any transaction or series of related transactions involving aggregate value in excess of $3 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $7 million, either (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (B) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions is fair to the Company or such Subsidiary from a financial point of view; provided, however, that this provision shall not apply to: (a) compensation and employee benefit arrangements with any officer, director or employee of the Company, including under any stock option or stock incentive plans, in the ordinary course of business; (b) any transaction solely between or among the Company and/or any Subsidiaries, if such transaction is otherwise in compliance with the Indenture and is on fair and reasonable terms; (c) any transaction otherwise permitted by the terms of the section of the Indenture described in Section 1009; (d) the execution and delivery of or payments made under any tax sharing agreement between or among any of the Company and any Subsidiary; (e) licensing or sublicensing of use of any intellectual property by the Company or any Subsidiary to any Subsidiary of the Company; provided that the licensor shall continue to have access to such intellectual property to the extent necessary for the conduct of its respective business; (f) arrangements between the Company and any Subsidiary of the Company for the purpose of providing services or employees to such Subsidiary; (g) any transaction entered into for the purpose of granting or altering registration rights with respect to the Capital Stock of the Company; and (h) any transaction or series of related transactions entered into prior to the date hereof.

          Section 1011.  Limitation on Liens.
                         -------------------

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind upon any property or assets (including any intercompany notes) of the Company or any Subsidiary owned on the date hereof, or acquired after the date hereof, or any income or profits therefrom, unless the Securities are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for any Permitted Liens.

          Section 1012.  Limitation on Sale of Assets.
                         ----------------------------

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale is received in cash or other comparable consideration (as described below), and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the board of directors of the Company and evidenced in a board resolution). The following types of consideration shall be deemed "comparable consideration" for the purposes of this covenant: (A) Cash Equivalents, (B) liabilities (contingent or otherwise) of the Company or a Subsidiary assumed by the transferee (or its designee) such that the Company or such Subsidiary has no further liability therefor, and (C) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the

Company or such Subsidiary into cash.

          (b) The Company or a Subsidiary may, within 365 days of the Asset Sale invest the Net Cash Proceeds in properties and other assets that will be used in Telecommunications Businesses or to repay any Pari Passu Indebtedness of the Company or any Subsidiary (including the repurchase of the Securities). The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $10 million or more, the Company will apply the Excess Proceeds to the repayment of the Securities and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all holders of the Securities in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Securities will be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth herein. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company will use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

          (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Securities and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

          (e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

          Section 1013.  Limitation on Issuances of Guarantees of Indebtedness.
                         -----------------------------------------------------

          (a) The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Pari Passu Indebtedness or Subordinated Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Securities on the same terms as the guarantee of such Indebtedness except that
(A) such guarantee need not be secured unless required pursuant to Section 1011 and (B) if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities; provided that this paragraph shall not apply to any guarantee or assumption of liability of Indebtedness permitted under clauses
(i), (ii), (iv), (v), (vii) and (viii) of paragraph (b) of Section 1008.

          (b) Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Securities shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which transaction is in compliance with the terms of this Indenture and pursuant to which transaction such Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Subsidiaries.

          Section 1014.  Purchase of Securities upon a Change of Control.
                         -----------------------------------------------

          (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash, in an amount equal to 101% of the principal amount of such Securities or portion thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below in this Section 1014 (the "Change of Control Offer") and in accordance with the other procedures set forth in subsections (b), (c), (d) and (e) of this Section 1014.

          (b) Within 30 days of any Change of Control, the Company shall notify the Trustee thereof and give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Security Register, stating among other things:

               (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

               (2) the circumstances and relevant facts regarding such Change of Control;

               (3) that the Change of Control Offer is being made pursuant to this Section 1014 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

               (4) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days and not later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

               (5) the Change of Control Purchase Price;

               (6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

               (7) that Securities must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

               (8) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

               (9) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;

               (10) that any Security not tendered will continue to accrue interest; and

               (11) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

          (c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Security tendered for purchase in accordance with the provisions of this Section

1014 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice prior to 5:00 p.m. (New York time) at least one Business Day prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge to the Holder, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

          (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 12:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change of Control Purchase
Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 12:00 a.m. (New York time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1014, the Company shall choose a Paying Agent which shall not be the Company.

          (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company or its agent receives, not later than 5:00 p.m. (New York time) one Business Day prior to the Change of Control Purchase Date, a signed letter, delivered to the address specified in the change of Control Purchase Notice specifying, as applicable:

               (1)  the name of the Holder;

               (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

               (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

               (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

               (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

          (f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause
(ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

          (g) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

          (h) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all the Securities validly tendered and not withdrawn under such Change of Control Offer.

          Section 1015.  Limitation on Sale and Leaseback Transactions.
                         ---------------------------------------------

          The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with the provisions of
Section 1012 and (ii) the Company or such Subsidiary would be entitled under
Section 1008 to incur any Indebtedness (with the lease obligations being treated as Indebtedness for purposes of ascertaining compliance with this covenant unless such lease is properly classified as an operating lease under GAAP) in respect of such Sale and Leaseback Transaction.

          Section 1016.  Limitation on Subsidiary Capital Stock.
                         ---------------------------------------

          The Company will not permit (a) any Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the

Company or a Wholly Owned Subsidiary, and (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary, (B) such Person merges with or into a Subsidiary or (C) a Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or
(C) or (b) any Person (other than the Company or a Wholly Owned Subsidiary) to acquire Capital Stock of any Subsidiary from the Company or any Subsidiary, except, in the case of clause (a) or (b), (1) upon the acquisition of all the outstanding Capital Stock of such Subsidiary in accordance with the terms hereof, (2) if, immediately after giving effect to such issuance or sale, such Subsidiary would no longer constitute a Subsidiary, and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the provisions of Section 1009 if made on the date of such issuance or sale, (3) issuances of director's qualifying shares, or sales to foreign nationals of shares of Capital Stock of foreign Subsidiaries, to the extent required by applicable law, (4) issuances or sales of common stock of a Subsidiary, provided that the Company or such Subsidiary applies the Net Cash Proceeds, if any, in accordance with the provisions of this Indenture to the extent applicable, (5) issuances after which the Company maintains its direct or indirect percentage of beneficial and economic ownership of such Subsidiary, or
(6) issuances in connection with Acquisitions for the primary purpose of minimizing tax liability to the Company, any of its Subsidiaries, the Acquired Person or any shareholders of the Acquired Person.

          Section 1017.  Limitation on Dividends and Other Payment Restrictions
                         ------------------------------------------------------
Affecting Subsidiaries.
----------------------

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Subsidiary, (iii) make any Investment in the Company or any other Subsidiary or
(iv) transfer any of its properties or assets to the Company or any other Subsidiary, except for: (a) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; (b) encumbrances or restrictions (I) by reason of applicable law, or
(II) under this Indenture; (c) customary non-assignment provisions of any contract or lease of any Subsidiary entered into in the ordinary course of business; (d) encumbrances or restrictions imposed pursuant to contracts entered into in connection with Permitted Liens, but solely to the extent such encumbrances or restrictions affect property or assets subject to such Permitted Lien; (e) any encumbrance or restriction imposed pursuant to contracts for the sale of assets with respect to the assets to be sold pursuant to such contract; and (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) through (e), or in this clause (f), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

          Section 1018.  Limitations on Unrestricted Subsidiaries.
                         ----------------------------------------

          The Company will not make, and will not permit its Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1009. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant will be treated as a Restricted Payment in calculating the amount of Restricted Payments made by the Company.

          Section 1019.  Provision of Financial Statements.
                         ---------------------------------

          After the earlier to occur of the consummation of the Exchange Offer and the 150th calendar day following the date of original issue of the Securities, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event
(x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost. If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to this Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor's financial statements in any filing or delivery pursuant to the Indenture. In addition, so long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Securities for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Securities pursuant to an effective registration statement under the Securities Act.

          Section 1020.  Statement by Officers as to Default.
                         -----------------------------------

          (a) The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, and 60 days after the end of each fiscal quarter ending after the date hereof, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company in his/her capacity as an officer of the Company, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year and of the Company's and each Guarantor's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company and each Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company with respect thereto.

          (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by an originally executed copy of an Officers' Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, within five Business Days after the occurrence of such Default or Event of Default.

          Section 1021.  Waiver of Certain Covenants.
                         ---------------------------

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1006 through 1011, 1012(a), 1013 and 1015 through 1020, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

          Section 1022.  Limitation on Business.
                         ----------------------

          The Company will not, and will not permit any of the Subsidiaries to, engage in a business which is not substantially a Telecommunications Business.

          Section 1023.  Deposit of Funds with Escrow Agent.
                         ----------------------------------

          (a) On the Issue Date, the Company shall deposit with the Escrow Agent funds that together with the proceeds from the investment thereof will be sufficient to pay the first six scheduled interest payments on the Securities (excluding any Additional Interest). All Collateral shall be held in the Escrow Account until permitted to be disbursed pursuant to the Escrow Agreement and then shall be disbursed strictly in accordance with the terms thereof.

          (b) Pending release of the Escrow Funds as provided in the Escrow Agreement, the Escrow Funds will be invested in U.S. Government Securities as specifically directed in writing by the Company. Any interest or other profit resulting from such investment will be deposited in the Escrow Account.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

          Section 1101.  Rights of Redemption.
                         --------------------

          (a) The Securities are subject to redemption at any time on or after December 15, 2002, at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the form of Security, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).

          (b) In addition, at any time prior to December 15, 2000, the Company may, at its option, use the net proceeds of one or more Public Equity Offering or the sale of Common Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or in a series of related transactions, to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under this Indenture at a redemption price equal to 112 3/4% of the of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 45 days after the closing of the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

          Section 1102.  Applicability of Article.
                         ------------------------

          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

          Section 1103.  Election to Redeem; Notice to Trustee.
                         -------------------------------------

          The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Company Order and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 and not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

          Section 1104.  Selection by Trustee of Securities to Be Redeemed.
                         -------------------------------------------------

          If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date. The Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

          The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          Section 1105.  Notice of Redemption.
                         --------------------

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

          All notices of redemption shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

          (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

          (g) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002 where such Securities are to be surrendered for payment of the Redemption Price;

          (h)  the CUSIP number, if any, relating to such Securities; and

          (i) the procedures that a Holder must follow to surrender the Securities to be redeemed.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 1105.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

          Section 1106.  Deposit of Redemption Price.
                         ---------------------------

          On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent prior to the Redemption Date shall be remitted to the Company. For purposes of this
Section 1106, the Company shall choose a Paying Agent which shall not be the Company.

          Section 1107.  Securities Payable on Redemption Date.
                         -------------------------------------

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Holders will be required to surrender the Securities to be redeemed to the Paying Agent at the address specified in the notice of redemption at least one Business Day prior to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 309.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

          Section 1108.  Securities Redeemed or Purchased in Part.
                         ----------------------------------------

          Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.


                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

          Section 1201.  Satisfaction and Discharge of Indenture.
                         ---------------------------------------

          This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all Outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

               (1) all the Securities theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 308 or (ii) all Securities whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on, such Securities at such Maturity, Stated Maturity or Redemption Date;

          (b) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Guarantor; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, in form and substance reasonably satisfactory to the Trustee, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound.

          Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 606 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 1201, the obligations of the Trustee under
Section 1202 and the last paragraph of Section 1003 shall survive.

          Section 1202.  Application of Trust Money.
                         --------------------------

          Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1201 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.


                                ARTICLE THIRTEEN

                            COLLATERAL AND SECURITY

          Section 1301.  Escrow Agreement.
                         ----------------

          The due and punctual payment of the first six scheduled interest payments on the Securities and Additional Interest, if any, when and as the same shall be due and payable on an Interest Payment Date or by acceleration shall be secured as provided in the Escrow Agreement which the Company and the Trustee have entered into simultaneously with the execution of this Indenture. Upon the acceleration of the Maturity of the Securities prior to the payment in full of the first six scheduled interest payments, the Trustee shall foreclosure upon the Collateral. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and the terms hereof and authorizes and directs the Escrow Agent and the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the

Escrow Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Securities, according to the intent and purposes expressed in the Escrow Agreement. The Company shall take any and all actions reasonably required to cause the Escrow Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a first priority and exclusive security interest in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Securities, superior to and prior to the rights of all third Persons and subject to no other Liens. The Trustee shall have no responsibility for perfecting or maintaining the perfection of the Trustee's security interest in the Collateral or for filing any instrument, document or notice in any public office at any time or times.

          Section 1302.  Recording and Opinions.
                         ----------------------

          (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the security interest intended to be created by the Escrow Agreement and reciting the details of such action, or (ii) stating that in the opinion of such counsel no such action is necessary to make such security interest effective.

          (b) The Company shall furnish to the Trustee on each anniversary of the Issue Date (upon receipt of written notice from Escrow Agent) until the date upon which the balance of Escrow Funds shall have been reduced to zero, an Opinion of Counsel, dated as of such date, complying in all respects with
Section 314(b) of the Trust Indenture Act.

          Section 1303.  Release of Collateral.
                         ---------------------

          (a) Subject to subsections (b), (c) and (d) of this Section 1303, the Collateral may be released from the security interest created by the Escrow Agreement only in accordance with the provisions of the Escrow Agreement.

          (b) Except to the extent that any security interest on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the security interest created by the Escrow Agreement pursuant to the provisions of the Escrow Agreement, other than to the Holders pursuant to the terms thereof.

          (c) At any time when an Event of Default shall have occurred and be continuing and the Maturity of the Securities shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Escrow Agreement, and no release of Collateral in contravention of this Section 1303(c) shall be effective as against the Holders of Securities, except for the disbursement of all Escrow Funds

(as defined in the Escrow Agreement) and other Collateral to the Trustee pursuant to Section 6(c) of the Escrow Agreement.

          (d) To the extent applicable, the Company shall cause Section 314(d) of the Trust Indenture Act, relating to the release of property or securities from the security interest of the Escrow Agreement, to be complied with.

          Section 1304.  Authorization of Actions to Be Taken by the Trustee
                         ---------------------------------------------------
Under the Escrow Agreement.
--------------------------

          Subject to the provisions of Section 601 and Section 603, the Trustee may, without the consent of the Holders of Securities, on behalf of the Holders of Securities, take all actions it deems necessary or appropriate in order to
(a) enforce any of the terms of the Escrow Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Escrow Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

          Section 1305.  Authorization of Receipt of Funds by the Trustee Under
                         ------------------------------------------------------
the Escrow Agreement.
--------------------

          The Trustee is authorized to receive any funds for the benefit of the Holders of Securities disbursed under the Escrow Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

          Section 1306.  Termination of Security Interest.
                         --------------------------------

          Upon the earliest to occur of (i) the date upon which the balance of Escrow Funds and other Collateral shall have been reduced to zero, (ii) the payment of the first six scheduled interest payments on the Securities, (iii) legal defeasance of all Outstanding Securities pursuant to Section 402 and (iv) covenant defeasance of all Outstanding Securities pursuant to Section 403, the Trustee shall, at the written request of the Company, release the security interest in the Collateral pursuant to this Indenture and the Escrow Agreement upon the Company's compliance with the provisions of the Trust Indenture Act pertaining to release of collateral.

                                 *     *     *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                    CONCENTRIC NETWORK CORPORATION


                    By: /s/ Henry R. Nothhaft
                       ____________________________________
                    Name:   Henry R. Nothhaft
                    Title:  President and Chief Executive Officer


Attest:____________________

Name:______________________

Title:_____________________



                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                    NATIONAL ASSOCIATION


                    By:  /s/ Chase Manhattan Bank and Trust Company,
                             National Association
                       ____________________________________________

                    Name:__________________________________________

                    Title:_________________________________________

STATE OF ________________________)
)  ss.:
COUNTY OF _____________________)

On the _____ day of _______, 1997, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________; that he is ___________________ of __________________, a corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Board of Directors of such corporation.


                                                                       (NOTARIAL
                                                                           SEAL)

                                                                 _______________

STATE OF ________________________    )
                                     ) ss.:
COUNTY OF _______________________    )

          On the _____ day of ______, 1997, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________; that he is ___________________ of
__________________, a corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Board of Directors of such corporation.



                                                                       (NOTARIAL
                                                                           SEAL)

                                                                  ______________

                                                                       EXHIBIT A

                           REGULATION S CERTIFICATE

          (For transfers pursuant to (S) 307(a)(i) of the Indenture)


Chase Manhattan Bank and Trust Company,
 National Association
101 California Street, Suite 2725
San Francisco, CA  94111

          Re:  12 3/4% Senior Notes due 2007 of Concentric Network Corporation
                                                                   -----------
               (the "Securities")
               ----------------------

     Reference is made to the Indenture, dated as of December 18, 1997 (the "Indenture"), among Concentric Network Corporation (the "Company") and Chase Manhattan Bank and Trust Company, National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

     This certificate relates to US$____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

          CUSIP No(s). ___________________________

          CERTIFICATE No(s). _____________________

     The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

               (1)  Rule 904 Transfers.  If the transfer is being effected in
                    ------------------
          accordance with Rule 904:

                    (A) the Owner is not a distributor of the Specified Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                    (B) the offer of the Specified Securities was not made to a person in the United States;

                    (C)  either:

                         (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                         (ii) the transaction is being executed in, on or
                    through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market described in Section 902(a) of Regulation S and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                    (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

                    (E)  if the Owner is a dealer in securities, as defined in
               Section 2(12) of the Securities Act, or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the restricted period, then:

                         (i) neither the Owner nor any person acting on behalf of the Owner knows that the Transferee of the Specified Securities is a U.S. person; and

                         (ii) if the Owner or any person acting on the Owner's
                    behalf knows that the Tranferee is a dealer, as defined in
                    Section 2(12) of the Securities Act, or is a person receiving a selling concession, fee or other remuneration in respect of the Specified Securities, the

                    Owner or a person acting on the Owner's behalf has sent to the Transferee a confirmation or other notice stating that the Specified Securities may be offered and sold during the Restricted Period only; (x) in accordance with Regulation S;
                    (y) pursuant to registration of the Specified Securities under the Securities Act; or (z) pursuant to an available exemption from the registration requirements of the Securities Act; and

                    (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               (2)  Rule 144 Transfers.  If the transfer is being effected
                    ------------------
          pursuant to Rule 144:

                    (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule
               144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                    (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:                   __________________

                              (Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)


             By:_______________________________________________________
                                 Name:
                                 Title:

                              (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                       EXHIBIT B

                       RESTRICTED SECURITIES CERTIFICATE


          (For transfers pursuant to (S) 307(a)(ii) of the Indenture)


Chase Manhattan Bank and Trust Company,
 National Association
101 California Street, Suite 2725
San Francisco, CA  94111

          Re: 12 3/4% Senior Notes due 2007 of Concentric Network Corporation (the "Securities")
               ----------------------------------------------

          Reference is made to the Indenture, dated as of December 18, 1997 (the "Indenture"), among Concentric Network Corporation (the "Company") and Chase Manhattan Bank and Trust Company, National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

          This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

          CUSIP No(s). ___________________________

          ISIN No(s). If any. ____________________

          CERTIFICATE No(s). _____________________

          The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.
Such beneficial owner or owners are referred to herein collectively as the "Owner". The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

          The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

          (1)  Rule 144A Transfers.  If the transfer is being effected in
               -------------------
     accordance with Rule 144A:

               (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

          (2)  Rule 144 Transfers. If the transfer is being effected pursuant to
               ------------------
     Rule 144:

               (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:                   ____________________

                         (Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)



                    By:_____________________________________________________
                              Name:
                              Title:


                         (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                       EXHIBIT C

                      UNRESTRICTED SECURITIES CERTIFICATE


        (For removal of Securities Act Legends pursuant to (S) 307(b))


Chase Manhattan Bank and Trust Company,
 National Association
101 California Street, Suite 2725
San Francisco, CA  94111

               Re: 12 3/4% Senior Notes due 2007 of Concentric Network Corporation (the "Securities")
                    -----------------------------------------------

          Reference is made to the Indenture, dated as of December 18, 1997 (the "Indenture"), among Concentric Network Corporation (the "Company") and Chase Manhattan Bank and Trust Company, National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

          This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

          CUSIP No(s). __________________________

          CERTIFICATE No(s). ____________________

          The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.
Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

          The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 307(b) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledge edges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.


Dated:                   _________________

                         (Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)


                         By:____________________________________
                            Name:
                            Title:

                         (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                      APPENDIX I

                           [FORM OF TRANSFER NOTICE]


     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_____________________________

__________________________________________________________________________

__________________________________________________________________________

(Please print or typewrite name and address including zip code of assignee)


__________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing



__________________________________________________________________________

attorney to transfer such Security on the books of the Company with full power of substitution in the premises.



                    [THE FOLLOWING PROVISION TO BE INCLUDED
                  ON ALL CERTIFICATES FOR SERIES A SECURITIES
                      EXCEPT PERMANENT OFFSHORE PHYSICAL
                                 CERTIFICATES]


     In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or December 18, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:


                                  [Check One]


[_] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

                                      --

[_] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.


If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.


Date: _________________

                            _______________________________________
                            NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: ________________________

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________________________________________________________
                              NOTICE:  To be executed by an authorized signatory

                                                                     APPENDIX II
                        FORM OF TRANSFEREE CERTIFICATE

I or we assign and transfer this Security to:
--------------------------------------------
Please insert social security or other identifying number of assignee
---------------------------------------------------------------------

_____________________________________________________________________________
_____________________________________________________________________________


Print or type name, address and zip code of assignee and irrevocably appoint________________________________________________________________

[Agent], to transfer this Security on the books of the Company. The Agent may substitute another to act for him.


Dated  ____________________             Signed  _________________________

(Sign exactly as name appears on the other side of this Security)


[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15]